UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

October 15, 2008
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On September 16, 2008, ChinaTel Group, Inc. (the “Company”) filed a form 8-K announcing the signing of a non-binding letter of intent with Bamboo MediaCasting Inc. (“Bamboo”) for the Company to acquire Bamboo. During the course of the due diligence review, the Company and Bamboo have decided to terminate the aforementioned non-binding letter of intent.

Item 8.01	Other Events

In a press release dated October 10, 2008, and as attached as Exhibit 99.1, the Company announced the implementation of its wireless broadband applications center in Taipei, Taiwan to provide advanced applications for Next Generation wireless communications services worldwide. The Company also has subsidiary centers underway in China, Singapore and Japan. The Taiwan site was selected as it has the necessary resources to provide complete WiMAX industry chain service, including: chipset development, device manufacturing/testing, certification services, and functioning service operators.

Item 9.01	Exhibits

99.1	Press Release dated October 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINATEL GROUP, INC.

Date: September 20, 2008	By:	/s/ George Alvarez
Name: George Alvarez
Title: CEO